EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in fhis Form 11-K, into the previously filed Registration Statement File No. 333-39931 of Dresser Industries, Inc. Dresser Industries, Inc. was acquired by Halliburton Company on September 29, 1998.




                                           ARTHUR ANDERSEN LLP




Dallas, Texas,
   July 14, 1999